                                                                   EXHIBIT 10.49
                                                                   -------------

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[_____]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                           TELECOMMUNICATIONS SYSTEM
                             MAINTENANCE AGREEMENT


     THIS TELECOMMUNICATIONS SYSTEM MAINTENANCE AGREEMENT, hereinafter ("TSM") made and entered into as of January 26, 1995, by and between Interstate FiberNet, a Georgia General Partnership, having an office at 910 First Avenue, West Point, GA 31833 ("IFN") and Sprint Communications Company L.P., a Delaware Limited Partnership, having an office at 903 East 104th Street, Kansas City, MO 64131 ("Sprint"), IFN and Sprint being collectively referred to herein as the "Parties".

     WHEREAS, IFN has caused to be constructed a telecommunications system along a Route between [____________] and [_________] as depicted in Exhibit E consisting of approximately [___________________________________________________
______________________________]; and

     WHEREAS, IFN and Sprint acknowledge their desire that Sprint perform operations and maintenance functions for the buried cable portion of the route and the potential emergency restoral of the [_______________________] of said route (excluding the [_______________________];

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties mutually agree as follows:


ARTICLE 1. SCOPE OF AGREEMENT

     Sprint shall perform the operations and maintenance functions which are herein defined as routine maintenance and demand maintenance, [_________________ ____] on the route, excluding [____________________] and the non-service effecting demand maintenance elected to be provided by IFN. Sprint's operations and maintenance functions shall be performed in accordance with the following Exhibits attached hereto, which by this reference are incorporated herein.

     EXHIBIT A  Sprint and IFN Operations Escalation List

     EXHIBIT B  [__________] Surveillance Specifications

     EXHIBIT C  Splicing Specifications

     EXHIBIT D  Annualized Cable Cuts and Restoration Times

     EXHIBIT E  System Route Diagram

ARTICLE 2. DEFINITIONS

     Unless otherwise defined herein, the terms used in this Agreement shall have their normal or customary meanings. In addition, for the purpose of this Agreement, the following terms shall have the meanings set forth:

A. Routine Maintenance

     Routine Maintenance shall include and be limited to only the following items:

     1. Twenty-four hour remote surveillance of the Sprint Fibers from Sprints Network Control Centers for the purpose of identifying and correcting fiber related dysfunction and monitoring alarms and the performing appropriate dispatch to restore the fiber to normal specifications as outlined herein. Such dispatch includes associated time, travel and labor costs to complete repair or alarm restoral. IFN repair costs, including shipping to and from the manufacture, are not a part of Routine Maintenance.

     2. Dispatching, and conducting normal locates of the IFN fiber optic cable, excluding the [____________]of the Route. Normal locates shall be further defined as all locates except those where a third party is paralleling the Route within a distance of 10' of the buried IFN fiber optic cable for a longitudinal distance in excess of one contiguous mile. Such locates falling in the exception shall constitute a Demand Maintenance condition.

     3. Monitoring the excavating activities and providing protection of the buried fiber optic cable by third parties. Normal monitoring shall be further defined as all monitoring except those where a third party is paralleling the Route within a distance of 10' of the buried IFN fiber optic cable for a longitudinal distance in excess of one contiguous mile. Such monitoring falling in the exception shall constitute a Demand Maintenance condition.

     4. Annual testing of all Sprint Fibers and recording the measurements and maintaining records of such.

     5. Periodic surveillance of the buried portion of the Route to identify potential problems from construction, road maintenance activities, or other potential hazards to the fiber, as specified in Exhibit B.

B. Demand Maintenance

     It is understood and agreed to by the Parties that if an item is not specifically covered in the definition of Routine Maintenance, it shall be deemed to be Demand Maintenance. IFN shall pay Sprint for all reasonable Demand Maintenance performed by Sprint hereunder at Sprint's Costs. IFN has the option to perform non-service affecting Demand Maintenance ("NSADM") within 14 days of notification from Sprint. In the event that the NSADM is not completed in 14 days, then Sprint shall complete the required NSADM at Sprint's sole discretion and IFN shall reimburse Sprint for its Cost. Sprint, at Sprint's sole discretion, will also perform non-service affecting

Demand Maintenance during the 14 day period at IFN request and IFN shall reimburse Sprint for its Cost. As used herein, "service affecting" shall mean any maintenance, repair, activity, manipulation, upgrade, change-out or work on or relating to the fiber optic cable, IFN Electronics and environmental systems and any electrical devices attached to such items. It is the express intent of the parties that Sprint shall provide, in Sprint's sole discretion, Demand Maintenance which is service affecting or potentially service affecting on the System. Additionally, Demand Maintenance shall include, at Sprint's sole option, but not be limited to the following items:

     1. Dispatch and subsequent repair to IFN Electronics.

     2. Structural repair, painting, weather sealing, water proofing, removal of graffiti, and replacement of roofs, at Regenerator Locations housing Sprint Electronics.

     3. Repair (including manipulation of fibers), relocation, or replacement of fiber optic cable, splices, handholes, cable warning signs, conduit or other outside plant appurtenances damaged through natural or unnatural causes.

     4. Completing extraordinary cable locates and providing cable protection as noted in Item A.2. above.

     5. Providing standby personnel to perform restoral services to the System in anticipation of an impending natural disaster (i.e., flood, storm, or other force majeure event). Sprint's reimbursement for Costs for this standby service shall be limited to 200 man-hours per year. Any Costs in excess of this limitation in a year shall be borne by Sprint.

C.  Costs

     Sprint's actual costs reasonably incurred and directly attributable to the performance of a Demand Maintenance project on the Route is defined as the sum of the following:

     1. "Direct Labor Costs" which shall mean the actual direct cost (i.e., wages or salaries) of engineering, craft and immediate craft supervision as specifically applicable to the performance of the project as recorded through Sprint's positive labor time reporting system, and shall not include any Sprint mark-up, margin or profit.

     2. "Direct Material Costs" which shall mean the actual invoiced cost or material transfer cost (including freight costs) for material used in performance of the project and shall not include any Sprint mark-up, margin or profit.

     3. "Subcontractor Payments" which shall mean the actual amounts paid by Sprint to subcontractors for the performance of work included in a project and shall not include any Sprint mark-up, margin or profit.

     4. "Overhead Costs" which shall mean:

        a. Sprint shall charge Overhead Costs to IFN at one hundred percent (100%) of Direct Labor Costs for a project.

        b. Sprint shall charge Overhead Costs to IFN at fifty percent (50%) of Direct Material Costs and Subcontractor Payments for a project.

D. IFN Electronics

     The fiber optic communications equipment owned and used by IFN to facilitate the transmission of communications over the fiber optic cable installed by IFN, excluding the Sprint Electronics.

E. Regenerator Location

     Site in which incoming signals are regenerated and retransmitted on an outgoing circuit.

F. Sprint Electronics

     The fiber optic telecommunications equipment owned and used by Sprint to facilitate the transmission of communications over the Sprint Fibers.

G. System

     The fiber optic telecommunications network constructed by IFN pursuant to the TSA, including, but not limited to, all fiber cables, environmental systems, the right-of-way, all IFN Sites and facilities.

H. TSA

     The Telecommunications System Agreement by and between IFN and Sprint.


ARTICLE 3. MAINTENANCE

This article specifies terms and conditions applicable to Sprint's provision of service to IFN and to the System.

1. GENERAL:

a. In operating, servicing and maintaining the System or parts thereof, Sprint will exercise reasonable business judgment to protect and preserve the physical assets, conduct its affairs practically and apply sound business practices and principles, taking into consideration technological advances to assure that the processes of the System do not materially and adversely deviate from evolving industry practice.

b. In performing its service hereunder, Sprint shall take workmanlike care to prevent impairment to the signal continuity and performance of the System. The precautions taken by Sprint shall include notification to the IFN designated point of contact of any maintenance to the System which is potentially service affecting. In addition Sprint shall reasonably cooperate with IFN in sharing information and analyzing disturbances regarding the System, including providing a summary of alarms relating to a specific event following a request by IFN.

c. Sprint shall operate, service and maintain a Network Control Center staffed twenty-four (24) hours a day by trained and qualified personnel. Sprint shall maintain a toll-free telephone number to contact personnel at the Control Center. Control Center personnel shall dispatch maintenance and repair personnel along the Route to affect repairs as defined for each route segment, whether through the Network Control Center's remote surveillance equipment or otherwise.

d. [_________________], Sprint responsibilities - Sprint maintenance personnel shall at Sprint's sole option, perform Demand Maintenance of Regenerator Locations along the Route. IFN has the right to request that Sprint perform emergency cable restoral service, which service is deemed to be Demand Maintenance, in the event of [_____] outage. However, this type of service will be performed at Sprint's sole discretion. Such restoral shall be limited to the placement [___________________________________________________________]portion of the Route for the temporary restoral service to IFN and Sprint fibers.

e. [___________________], Sprint responsibilities - Sprint maintenance personnel shall perform Routine and Demand Maintenance and route patrol of the buried fiber optic cable along the Route. Sprint maintenance personnel shall at Sprint's sole option, perform Demand Maintenance of Regenerator Locations along the Route. In addition, Sprint shall perform emergency cable restoral service, which service is deemed to be Demand Maintenance.

f.   Sprint maintenance personnel shall be available for dispatch twenty-four
(24) hours a day, seven days a week. Sprint shall use reasonable efforts to have its first maintenance employee at the site requiring Demand Maintenance within four (4) hours from the time of the alarm identification by Sprint's Network Control Center or from the time of notification to Sprint's Network Control Center by IFN, whichever occurs first. The current Sprint Network Control Center telephone numbers are set forth in Exhibit A. The Sprint Network Control Center shall either accept or deny IFN's request for Demand Maintenance within fifteen
(15) minutes of notification of request for Sprint to perform Demand Maintenance by IFN.

g. Sprint shall avoid taking any operation, service or maintenance action between 0700-2300 local time, Monday through Friday, inclusive, which is reasonably expected to have disruptive impact on the continuity or performance level of the System. Restricted activities during this period shall include manually initiated actions that cause operation of the IFN automatic fiber electronics protection switching equipment. However, specifically excluded from such restricted activities are any actions required to restore continuity to a severed or partially severed fiber optic cable, restore dysfunctional power and ancillary support equipment, and to correct any potential jeopardy conditions.

h. Sprint shall coordinate with the IFN designated point of contact no later than five (5) business days prior to the date of any planned non-emergency operation, service and maintenance activity to be accomplished that is reasonably expected to produce any signal discontinuity to the System including that imposed by the operation of the fiber electronics protection switching equipment. In the event that a Sprint planned activity is canceled or delayed for whatever reason as previously notified, Sprint shall notify the IFN designated point of contact at Sprint's earliest opportunity and will comply with the provisions of the previous sentence to re-schedule any delayed activity. The current IFN telephone numbers are set forth in Exhibit A.

i. Sprint shall provide IFN redline as-built drawings within thirty (30) days of a request by IFN and new or updated as-built drawings within one hundred eighty (180) days of completion of any cable relocation or other engineering changes affecting the buried fiber portions of the Route.

j. Sprint shall use its best faith efforts to meet maintenance specification on the IFN fiber cable that Sprint sets for its own network. IFN may not use these maintenance specifications for measuring Sprint's performance hereunder. It is expressly understood that the maintenance standards and specifications to which Sprint will be held accountable to are included in Exhibits B through D.

k. If IFN believes that Sprint has failed to use reasonable efforts to perform its operation, service and maintenance obligations in accordance with this TSM, then IFN shall utilize Exhibit A, Sprint Operations Escalation List, to report and seek immediate initial redress of such exceptions to the operation, service and maintenance objectives. In the event of a material service affecting event, if IFN has contacted up through the highest level on the Escalation List and has not obtained resolution and/or not received a call back from the senior Sprint executive within two hours, then IFN may cure by providing its own maintenance service to keep the System operational. In such case, IFN may withhold an amount equal to their direct cost incurred in curing such material service affecting event. In no event will the amount(s) withheld exceed [_______]in any month. Sprint shall also have the right to audit the direct costs attributable to the maintenance cost performed. This is the only remedy available to IFN under the TSM.

2.  REGENERATOR AND POP LOCATIONS

a. Sprint shall provide at Sprint's sole option, Demand Maintenance to operate and maintain the regenerator locations in a manner which will permit the normal operation of the Route.

b. Sprint shall provide at Sprint's sole option, Demand Maintenance for [____ ____________________________________________]provided by IFN which are necessary at regenerator locations for the Route, with the exception of non-service affecting Demand Maintenance as outlined herein.

c. At a minimum, Sprint's Network Control Center shall monitor alarms for intrusion, high/low temperature, fire or smoke, toxic/explosive gas (where applicable),

DC and commercial AC power, and high water (where applicable). Upon receipt of an alarm, Sprint shall take appropriate action. Sprint shall be responsible for taking all emergency corrective actions, likewise Sprint at its sole discretion shall take immediate corrective action on Routine or Demand Maintenance items.

3.  IFN FIBER AND CABLE

a. Sprint shall use reasonable efforts to service and maintain the IFN fiber cable in good and operable condition and in a workmanlike manner as described under Routine and Demand Maintenance.

b. Sprint shall have no obligation (including, but not limited to, any obligation for any cost of improvement, repair or replacement) with respect to defects in the material or workmanship (excluding the workmanship of splices performed by Sprint subsequent to the effective date of this agreement). Sprint agrees, however, to perform replacements, improvements or make any reasonable repairs required to IFN fiber cable due to defects in the material or workmanship of the IFN fiber cable and such replacements, improvements or repairs shall be treated as Demand Maintenance.

c. Sprint shall perform any operation, service and maintenance as required under this TSM on the System if such work is necessitated by IFN negligent or improper use of IFN fiber cable. However, IFN shall pay Sprint the Demand Maintenance charges for such operation, service and maintenance, including any operations, service and maintenance to the System, or any portion thereof which results from IFN negligent or improper use of IFN fiber cable.

d. On the [____________________] portion of the Route, Sprint maintenance personnel shall perform Routine and Demand Maintenance and route patrol of the buried fiber optic cable along the IFN Route. Sprint maintenance personnel shall perform at Sprint's sole option, Demand Maintenance of IFN Regenerator Locations along the Route.

e. IFN shall register with all applicable state One Call Agencies where the Route traverses. IFN shall place adequate Cable Warning Signs during construction to warn the general public of the presence of IFN Fiber Optic Cable; such Cable Warning Signs shall include the Sprint Call Before You Dig Center 800 number (1-800-621-0579). IFN shall be responsible for the costs of receiving all locate information from the state One Call Agencies. IFN shall deliver to Sprint, in a form acceptable to Sprint, all One Call Agency tickets that it receives within ten (10) minutes of receipt. Sprint shall maintain a Call Before You Dig (CBYD) Center available on a twenty-four (24) hour, seven day a week basis to receive requests for locates from both the state One Call Agencies and demand locates from the general public through route Cable Warning Signs. Sprint shall dispatch arid perform all required cable locates in such manner as to assure reasonable protection of the System.

f. Sprint shall be responsible on a Demand Maintenance basis for correcting or repairing IFN fiber cable discontinuity or damage on the [_____________________] segment of the Route. Sprint shall be responsible for providing billing information to IFN for emergency repair of the IFN fiber cable. IFN shall pay Sprint for the emergency repair as Demand Maintenance; collection of damages from a third party shall be the sole responsibility of IFN.

g. Sprint shall use reasonable efforts to achieve the objectives set forth in Exhibit D relating to the repair of IFN fiber traffic-affecting discontinuity. Sprint shall maintain sufficient capability to teleconference with the IFN designated point of contact during an emergency repair in order to provide continuous communication. Within twenty-four (24) hours after completion of an emergency repair, Sprint shall commence its planning for permanent repair, shall notify the IFN designated point of contact of such plans, and shall implement such permanent repair within an appropriate time thereafter.

h. Whenever splicing is required under this Agreement, Sprint shall use reasonable efforts to comply with the Splicing Specifications as provided in Exhibit C. Sprint shall provide to IFN any modifications to these specifications for IFN approval, which shall not be unreasonably withheld.

4. CONTRACTING

a. To the extent that Sprint contracts to any contractor all or any portion of its rights and obligations under the TSM such contractor may be permitted to assume some or all of Sprint's obligations under the TSM as applicable.


ARTICLE 4. TERM

     The initial Term of the TSM shall commence as of the date of Acceptance as defined in Article 5 of the TSA and shall remain in force and effect for a period of five (5) years ("Initial Term"). Thereafter, Sprint will have [_______ ________________] options to extend the term. Each option to extend the Term shall be exerciseable by Sprint as set forth in Article 5.C. The TSM shall be implemented in segments as defined in Article 1.7h of the TSA.


ARTICLE 5. COMPENSATION

A. Until Acceptance of the Sprint Fibers by Sprint or [____________], which ever occurs first, the compensation defined in Article 1.7(h) of the TSA shall control. Following Acceptance of the Sprint Fibers by Sprint or [____ _______], which ever occurs first, for Routine Maintenance during the term of this TSM, IFN shall pay [____________________________________] per month to Sprint for all Routine Maintenance the buried cable on the Route (as defined in Exhibit B), beginning thirty (30) days after Acceptance of the Sprint Fibers, as defined in Article 5 of the TSA, and monthly thereafter for the term of the TSM. Annually from [____________], the recurring monthly payment for Routine Maintenance will be adjusted by the Consumer Price Index (CPI) as defined by the U.S. Department of Labor as published effective December 31 of the previous year.

B. For Demand Maintenance, Sprint shall charge IFN on a project basis it's Costs, as defined in Article 2, Section C, of this TSM.

C. At the end of the initial Term and all renewals, Sprint and IFN shall review the actual costs associated with providing Routine Maintenance and Demand Maintenance and shall negotiate new pricing to fairly accommodate the actual cost. Sprint, at Sprint's sole discretion, and if requested by IFN, may agree to the non-renewal of this TSM.

     The existing TSM shall remain in effect after the Initial Term, until IFN and Sprint have negotiated a renewal to the TSM, unless the non-renewal of this TSM is jointly agreed upon. In the event that IFN and Sprint are unable to negotiate a renewal of this TSM within sixty (60) days of the end of the Initial Term, either party may submit the issue to arbitration pursuant to Article 15 of the TSA, in which arbitration the arbitrators shall apply fair market value and other applicable industry standards.


ARTICLE 6. LIMITATION OF LIABILITY

A. Except as stated in this Agreement, neither Party shall be liable to the other Party for:

     1. Any claim by third parties arising out of any act or omission of a Party, its users or any other entity furnishing services or facilities for use in conjunction with the Service provided hereunder;

     2. Any Claim arising out of a breach in privacy or security of communications transmitted over either Party's facilities;

     3. Any failure of facilities associated with Service provided hereunder, or for any mistakes, omissions, interruptions, delays errors or defects in transmission occurring in the course of furnishing the Service.

B. The liability of each Party for defaults, breaches or representations, warranties, and agreements hereunder, or in any other respect hereunder, shall not exceed an amount equal to the amounts which are charged for Service provided under this Agreement for the month in which the default or breach occurred. In no event will either Party be liable to the other Party for any indirect, consequential, special, incidental, or punitive damages, or for any lost profits of any kind or nature whatsoever, regardless of the foreseeability thereof.


ARTICLE 7. CONFIDENTIAL INFORMATION

     IFN shall preserve, with the same degree of care accorded its own proprietary information, but in no event less than reasonable care, this TSM and Sprint confidential or proprietary information obtained in Sprint's performance of operations and maintenance functions for IFN, and shall be bound by the Nondisclosure

Agreement attached as Exhibit G to the TSA. IFN shall not, without the prior written consent of Sprint, in any manner advertise or publish the fact that Sprint has entered into this Agreement. It is understood and agreed by Sprint that IFN has the right to disclose this Agreement to governmental agencies having requisite governmental authority over the terms of this Agreement, provided that IFN has given Sprint prior written notice of impending disclosure, and Sprint has a reasonable opportunity to defend against such disclosure. IFN shall retain the right to notify its capacity customers that Sprint is providing maintenance for the buried fiber plant and may update its customers on restoral progress by Sprint in the event of an outage.


ARTICLE 8. INDEMNIFICATION

     Each Party agrees to indemnify and hold harmless the other Party from claims by persons not a party to this Agreement for injuries or damages from the negligent or willful actions of the indemnifying Party's employees, agents, contractors, or representatives.


ARTICLE 9. INSURANCE

     If Sprint is to perform work on IFN's premises, Sprint shall obtain and maintain in force (for the Term) Services Commercial General Liability Insurance, including coverage for contractual liability and personal insurance, personal injury or death or property damage, in the amount not less than [______ ______________________________] per occurrence, insuring Sprint and naming IFN as an additional insured, and waiving all of insurer's right of subrogation against IFN. Before commencing work on IFN premises, Sprint will provide satisfactory evidence of the required insurance and stating that no policy may be canceled or materially altered without first giving IFN thirty (30) days written notice.


ARTICLE 10. COMPLIANCE WITH LAWS

     Sprint, in the providing of operations and maintenance functions to IFN, will comply with all applicable state, federal and local laws, orders and judicial and administrative law decisions, and executive orders (including Executive Order 11246) and regulations, including, but not limited to, matters regarding occupational health and safety, and the prohibition of employment discrimination.


ARTICLE 11. TAXES

     IFN shall be fully responsible for the payment of any and all ad valorem, property, franchise, gross receipts, sales, use and other taxes directly applicable to the System and the maintenance services it purchases pursuant to this TSM between the Parties (except income taxes on the revenue of Sprint and any taxes on Sprint personnel or assets).

ARTICLE 12. MISCELLANEOUS

A. Any work performed by Sprint on IFN premises shall be performed while taking all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such work and shall adhere to Sprint security and operational procedures, policies and operation.

B. Sprint shall immediately notify IFN by telephone (followed by written confirmation within twenty-four hours) of any product used in providing services hereunder which fails to comply with any applicable safety rules or standards of concerned governmental agencies (including the Environmental Protection Agency), or which contains a defect which could create or present a substantial risk to stored data or software, or which presents a substantial risk to the public health or of injury to the public or to the environment.

C. Except as specifically provided herein, this TSM does not constitute either Party as the agent or legal representative of the other Party, and does not create a partnership of joint venture between the Parties. Each Party may engage in and possess other business ventures that are competitive with the services under this TSM. This TSM is not intended to be an exclusive TSM for any services.

D. This TSM, together with all Exhibits, shall constitute the entire agreement and no negotiations or discussions prior to execution shall be of any effect.

E. The invalidity in whole or in part of any provision shall not affect the validity of any other provision.

F. The right and remedies of the Parties shall be cumulative and in addition to any other rights and remedies provided by law or equity. A waiver of a breach of any provision hereof shall not constitute a waiver of any other breach. The laws of the state of Kansas shall govern this Agreement.

G. No subsequent agreement concerning the System shall be effective unless made in writing and executed by authorized representatives of the Parties.

H. Notices shall be in writing, mailed certified with return receipt requested, effective upon receipt and sent to:

     Sprint:    Sprint Communications Company L.P.
                903 East 104th Street
                Kansas City, Missouri 64131
                ATTN.:  Network Real Estate

     Copy to:   Sprint Communications Company L.P.
                8140 Ward Parkway
                Kansas City, Missouri 64114
                ATTN.:  Law Department

     Interstate FiberNet: Interstate FiberNet
                          910 First Avenue
                          P.O. Box 510
                          West Point, GA 31833
                          Attn.: Steve Moses

     Copy to:             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, DC 20004
                          Attn.: James J. Rosenhauer

     or to replacement addresses that may be later designated in writing.

I. In the event suit is brought or an attorney is retained by either Party to enforce the terms of this TSM, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees.

J. The terms and provisions of this Agreement that by their sense and context are intended to survive the performance thereof by the Parties shall survive the completion of performance and termination of this Agreement.

K. Neither Party may assign this Agreement without the prior written consent of the other Party, except that Sprint may assign its rights and obligations hereunder to a legal entity which is a successor, assign, subsidiary or affiliate of Sprint Corporation without notice or consent.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate as of the date and year first above written.

SPRINT COMMUNICATIONS COMPANY LP.           INTERSTATE FIBERNET,
A DELAWARE LIMITED PARTNERSHIP.             A GEORGIA GENERAL PARTNERSHIP.

By:/s/ George Fuciu                         By:/s/ Steve Moses
   -----------------------------------         ----------------------------
Name:  George Fuciu                         Name:  Steve Moses
Title: Senior Vice President, Network       Title: General Manager

Date: 1/26/95                               Date:  1/30/95
     ---------------------------------           --------------------------

                                   EXHIBIT A

                          Operations Escalation List

                                    SPRINT

          Sprint Network Control Center
                     1-800-669-1246

          1st Level of Escalation
                Network Control Center Lead Technicians
                     1-800-669-1246

          2nd Level of Escalation
                Network Control Center Supervisors
                     404-859-8802

          3rd Level of Escalation
                Logistics and Control Center Manager
                     404-859-5311

          4th Level of Escalation
                East Region Fiber Operations Director
                     404-859-5361

          5th Level of Escalation
                Vice President Operations
                     913-967-3510
All after hour escalation or notifications will be made through the Network Control Center at 800-669-1246.


                              Interstate FiberNet

          IFN Network Control Center
                     1-800-374-2350

          1st Level of Escalation
                Network Control Center Lead Technicians
                     1-800-374-2350

          2nd Level of Escalation
                Network Control Center Supervisor
                     706-645-9000

          3rd Level of Escalation
                Director of Operations
                     706-645-8996

          4th Level of Escalation
                Vice President Operations
                     706-645-8658

***INFORMATION IN THIS EXHIBIT B (PAGES 1-3) HAS BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH SECURITIES AND EXCHANGE COMMISSION.***

                                   EXHIBIT B

                   [___________]Surveillance Specifications

***INFORMATION IN THIS EXHIBIT C HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                                   EXHIBIT C


                            Splicing Specifications

                                   EXHIBIT D
                  Annualized Cable Cuts and Restorations Times


[________]:
-----------

[________]


[________]

                                   EXHIBIT E
                             SYSTEM ROUTE DIAGRAM
                               (To be developed)